As filed with the SEC on August 17, 1999       SEC Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 FORM 10SB

             GENERAL FORM FOR REGISTRATION OF SECURITIES Pursuant to Section 12(b) or (g) of the Securities Exchange Act of
                                      1934

                                 Yang Holding Company
             (Exact name of registrant as specified in its charter)

Nevada                                              Applied For
(State or other jurisdiction of                    (I.R.S. Employer Identi-
 incorporation or organization)                          fication No.)


                      2503 W. Gardner Ct., Tampa, FL. 33611
                        (Address of principal (Zip Code)
                               executive offices)

             Registrant's telephone number, including area code (813) 831-9348

             Securities to be  registered  pursuant to Section 12(b) of the Act:
                     Title of each class Name of each exchange on which to be so registered each class is to be registered

                                      None

             Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)

                                 Preferred Stock
                                (Title of class)

       Information Required in Registration Statement

    Item 1. Business.

                                PROPOSED BUSINESS

History and Organization

     We were organized under the laws of the State of Nevada in August, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company in China desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Operations

     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to become an SEC reporting company. We have held preliminary discussions with HAINAN ZHIYE GROUP COMPANY LTD OF HAIKOU, HAINAN CHINA concerning an acquisition of one of their subsidiaries owning hotels and restaurants. We will refer to this subsidiary as Hainan Sub.


     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury or loaned by management. This is based on an oral agreement between management and us.

    A business combination with Hainan Sub will involve a share exchange with Hainan such that Hainan Sub will become a wholly-owned subsidiary. Shareholders of Hainan will receive a to-be-negotiated number of our shares in the exchange.

     We will combine with just one acquisition candidate.

      Upon closing of a business combination, there will be a change in control which will result in the resignation of our present officer and director.

   Evaluation of Business Combinations

     The analysis of the business combinations is being undertaken by or under the supervision of our officer and director who is not a professional business analyst.

      Because we will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition.
2

Business Combination

        On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. Although the actual terms of a transaction to which we may be a party cannot be predicted, we may be expected that the parties to the business transaction will find we desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. In addition, our director and officer will, as part of the terms of the acquisition transaction, resign as director and officer.

     Management and other shareholders will sell the portion of their common stock they do not retain in accordance with the terms of the acquisition agreement for the aggregate sum of $1.00 upon the closing of the acquisition.

     We anticipate that we will agree to register securities issued in the acquisition transaction either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

     Hainan Sub is not in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement between management and us. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

Employees

We presently have no employees. Our officer and director is engaged in business activities outside of us, and the amount of time he will devote to our business and that of all other blank check companies with which he is affiliated will only be between five (5) and twenty (20) hours aggregate per week. It is anticipated that management will devote the time necessary each month to our affairs of until a successful business opportunity has been acquired.

Year 2000 Issues

Because we currently have no operations, we do not anticipate incurring significant expense with regard to Year 2000 issues.

Item 2. Financial Information.

SELECTED FINANCIAL DATA

The following information concerning our financial position and operations is as of and for the two days ended August 12, 1999.

Total assets                                     $  0
Total liabilities                                   0
Equity                                              0
Sales                                               0
Net loss                                           617
Net loss per share                                0.00

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. Our expenses for the two days ended August 12, 1999, primarily funded by a contribution from management,
 are $617.

    Substantially all of our expenses that must be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has orally agreed to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of an acquisition, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

    We do not intend to seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.

    We expect no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000.

Item 3. Properties.

 We are presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost as our office. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. We at present own no equipment, and do not intend to own any.

    Item 4. Security Ownership of Certain Beneficial Owners and Management.

 The following table sets forth information about our current shareholder. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this Form 10SB:

                          Shares Owned                         Percentage

--------------------------------------------------------------------------------

 Michael T.                250,000                                  25%
 Williams
 2503 W. Gardner Ct.
 Tampa FL 33611

Inter-Global               750,000                                  75%
Investments, Inc.(1)
2666 Tigertail Ave. #104
Coconut Grove  FL 33133
- ------------------------------------------------------------------------------
All directors and           250,000                                  25%
officers as a
group -
1 persons
--------------------------------------------------------------------------------

(1)   The sole officer, director and stockholder of Inter-Global is James Chow.
(2) Mr. Williams may be deemed our founder and promFORMoter, as those terms are defined under the Securities Act of 1933.

    Item 5. Directors and Executive Officers.

The following table and subsequent discussion sets forth information about our director and executive officer, who will resign upon the closing of the acquisition transaction. Our director and executive officer was elected to his position in August, 1999.


 Name                            Age                                     Title

 Michael T. Williams             50           President, Treasurer and Director

Michael T. Williams responsibilities will include management of our operations as well as our administrative and financial activities. Since 1975 Mr. Williams has been in the practice of law, initially with the U.S. Securities and Exchange Commission, Washington, D.C., and since then in private practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

    Item 6. Executive Compensation.

 The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended August 12, 1999, by our other executive officers whose salary and bonus for two days ended August 12, 1999 exceeded $100,000.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal               Annual Compensation -
Position                                  1998
                       Salary ($)      Bonus ($)   Number of Shares Underlying
                       ----------      ---------
                                                                 Options (#)
Michael T. Williams,            None           None                  None
President

Michael T. Williams will be paid a salary for all services rendered and to be rendered from the date of our incorporation until the acquisition closes as will be agreed upon in the acquisition agreement. This debt will be assumed and paid by Hainan Sub. Mr. Williams will sell all his stock not retained by agreement with the acquisition candidate back to us for the aggregate sum of $1.00 upon closing of the acquisition transaction.

    Except as described above, we will not pay any of the following types of compensation or other financial benefit to our management:

o     Consulting Fees
o     Finders' Fees
o Any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible

These provisions are the subject of an oral agreement between management and us. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.

Item 7. Certain Relationships and Related Transactions.

We have established the a policy that prohibits transactions with or payment of anything of value to any present officers, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any of our officers, director, promoter or affiliate or associate, except as follows:

o Williams Law Group, P.A. will provide but will not be paid anything by us for legal services.
o We owe our president, Michael T. Williams a to-be-agreed salary. The acquisition candidate must agree to pay this debt in the acquisition agreement.

o Mr. Williams will sell all his stock not retained by agreement with the acquisition candidate back to us for the aggregate sum of $1.00 upon closing of the acquisition transaction.


Mr. Williams has in the past formed other what would be deemed blank check entities for himself. He intends to continue to do so in the future. Except for 4 Brandon - I, Inc., none of these entities has or will engage in any public offering of its securities prior to entering into a business combination agreement. None of such entities has entered into an agreement to acquire any business or has acquired any business.

Item 8. Legal Proceedings.

  We not a party to or aware of any pending or threatened lawsuits or other legal actions.

    Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Prior to the date hereof, there has been no trading market for our common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. Management owns 25% of our stock and our one principal shareholder owns the remaining 75%. As a result, there is no likelihood of an active publictrading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the closing of a business combination. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated us.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 1,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under Rule 144 of the Securities Act, if all the shares being offered hereto are sold, the holders of the restricted securities may each sell 10,000 shares during any three (3) month period after August 11, 2000.

Item 10. Recent Sales of Unregistered Securities.

 The 2500,000 shares issued to Mr. Williams for no consideration upon formation of the company in reliance upon Section 4(2) of the Securities Act. On the same date, we sold 750,000 shares to Inter-Global for aggregate consideration of $1.00 in reliance upon Section 4(2) of the Securities Act. These shares were sold by Mr. Williams for no consideration in reliance upon the exemption set forth in Section 3(a)4 of the Exchange Act.

    Item 11. Description of Registrant's Securities to be Registered.


                          DESCRIPTION OF CAPITAL STOCK

        Authorized Capital Stock Under Our   Shares Of Capital Stock Outstanding
            Articles Of Incorporation
      --------------------------------------------------------------------------
        50,000,000 shares of common stock         1,000,000 shares of common
      --------------------------------------------------------------------------
       20,000,000 shares of preferred stock      No shares of preferred stock
      --------------------------------------------------------------------------


     All significant provisions of our capital stock are summarized in this Form 10SB. However, the following description isn't complete and is governed by applicable Nevada law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to this Form 10SB.

Common Stock

You have voting rights for your shares.

    You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two directors.

You have dividend rights for your shares.

    You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of directors out of the assets and funds available, based upon your percentage ownership of us. Nevada law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business forever.

     If we go out of business forever, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business forever.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

    We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

Our board of directors can issue preferred stock at any time with any legally-permitted rights and preferences without your approval.

     Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other rights they think are appropriate and that are legal:

o Voting
o Dividend
o Required or optional repurchase by us
o Conversion into common stock,  with or without  additional  payment
o Payments preferred stockholders will receive before common stockholders if we go out of business forever

    The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes. But it also could render meaningless your right to vote your stock on a matter that you are entitled to vote on because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.

Item 12. Indemnification of Directors and Officers.

   Our bylaws provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer, to the extent permitted by Nevada law.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys' fees, actually and reasonably incurred by him.

Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

    Item 13. Financial Statements and Supplementary Data.



                              Yang Holding Company
                        (A Development Stage Enterprise)

TABLE OF CONTENTS

--------------------------------------------------------------------------------




Independent Auditors' Report                                         11

Financial Statements as of and for the period August 11, 1999 (date of incorporation) to August 12, 1999:

    Balance Sheet                                                    12

    Statement of Operations                                          13

    Statement of Stockholders' Equity                                14

    Statement of Cash Flows                                          15

    Notes to Financial Statements                                    16




--------------------------------------------------------------------------------

 [Letterhead of Beard Nertney Kingery Crouse & Hohl P.A.]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Yang Holding Company:

We have audited the accompanying balance sheet of Yang Holding Company(the "Company"), a development stage enterprise, as of August 12, 1999, and the related statements of operations, stockholders' equity and cash flows for the period August 11, 1999 (date of incorporation) to August 12, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 12, 1999, and the results of its operations and its cash flows for the period August 11, 1999 (date of incorporation) to August 12, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beard Nertney Kingery Crouse & Hohl P.A.

August 13, 1999 Tampa, FL.

                              Yang Holding Company

                        (A Development Stage Enterprise)

                       BALANCE SHEET AS OF AUGUST 12, 1999

--------------------------------------------------------------------------------

TOTAL                                                          $    0
                                                               ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
     Preferred stock - no par value - 20,000,000
        shares authorized; 0 shares issued and outstanding     $       0
    Common stock - no par value - 50,000,000 shares
        authorized; 1,000,000 shares issued and outstanding          617
    Deficit accumulated during the development stage
                                                                    (617)
                                                               ----------

         Total stockholders' equity                                    0
                                                               ----------

TOTAL                                                          $       0
                                                               ==========






--------------------------------------------------------------------------------

      SEE NOTES TO FINANCIAL STATEMENTS

                              Yang Holding Company
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
             For the period August 11, 1999 (date of incorporation)
                               to August 12, 1999

--------------------------------------------------------------------------------


EXPENSES -
   Organizational costs                                     $        617
                                                            -------------

NET LOSS                                                    $        617
                                                            =============

NET LOSS PER SHARE:
Basic                                                       $          0
                                                            =============
Weighted average number of shares - basic                      1,000,000
                                                            =============







--------------------------------------------------------------------------------

      SEE NOTES TO FINANCIAL STATEMENTS

                              Yang Holding Company
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS'EQUITY
             For the period August 11, 1999 (date of incorporation)
                               to AUGUST 12, 1999

--------------------------------------------------------------------------------

                                                                                               Deficit
                                                                                               Accumulated
                                                                                               During the
                                               Common                      Preferred           Development
                                       Shares           Value        Shares        Value       Stage           Total
                                    -------------     -----------  ------------    ----------  ------------   ---------

Balances, August 11, 1999 (date of             0    $          0             0   $         0    $        0    $      0
incorporation)

Proceeds from the issuance
  of common stock                      1,000,000             617                                                   617

Net loss for the period,
  August 11, 1999
  (date of incorporation)
  to August 12, 1999                                                                                 (617)        (617)
                                    -------------  --------------  ------------    ----------  ------------   ------------
Balances August 12, 1999               1,000,000   $         617 $           0   $         0   $     (617)    $      0
                                    =============  ==============  ============    ==========  ============   ============











--------------------------------------------------------------------------------

      SEE NOTES TO FINANCIAL STATEMENTS

                              Yang Holding Company
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
             For the period August 11, 1999 (date of incorporation)
                               to August 12, 1999

--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                  $   (617)
                                                                ----------

NET CASH USED IN OPERATING ACTIVITIES                               (617)
                                                                ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Issuance of common stock                                        617
                                                                ----------

NET CASH PROVIDED BY FINANCIANG ACTIVITIES                            617
                                                                ----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                 0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                          0
                                                                ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $       0
                                                                ==========


      Interest paid                                             $       0
                                                                ==========

      Taxes paid                                                $       0
                                                                ==========





--------------------------------------------------------------------------------

      SEE NOTES TO FINANCIAL STATEMENTS

                              Yang Holding Company
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Yang Holding Company(the "Company") was incorporated under the laws of the state of Nevada on August 11, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to investigate and, if such investigation warrants, engage in business combinations. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a merger and a subsequent public offering of its common stock, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

NOTE C - INCOME TAXES

During the period August 11, 1999 (date of incorporation) to August 12, 1998, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

NOTE D - RELATED PARTY TRANSACTIONS

During the period August 11, 1999 (date of incorporation) to August 12, 1999, the Company's president provided start-up services and a portion of his home for office space for no consideration. The value of such services and office space provided are not considered significant and as such no expenses have been recorded.

NOTE E - COMMITMENTS

In August 1999, the company agreed orally to pay Michael T. Williams $60,000 for all services rendered through the closing of an acquisition. This debt will be assumed and paid by the acquisition candidate.



--------------------------------------------------------------------------------

    Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

    Item 15. Financial Statements and Exhibits.

        (a) List separately all financial statements filed as part of the registration statement. Financial statements as of and for the two days ended March 17, 1999 have been included under Item 13, Financial statements and supplementary data.

        (b) Furnish the exhibits required by Item 601 of Regulation S-K.

 Number         Exhibit Name

 3.1 Articles of Incorporation
 3.2 By-Laws

                       SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Yang Holding Company
Date:  August 17, 1999

By /s/ Michael T. Williams
 Michael T. Williams, President

Date Filed: August 17, 1999                                 SEC File No._______





                      SECURITIES AND EXCHANGE COMMISSION



                            WASHINGTON, D.C. 20549


                                   EXHIBITS

                                      TO

                            REGISTRATION STATEMENT

                                  ON FORM 10SB

                                     UNDER

                          THE SECURITIES ACT OF 1934



 Yang Holding Company




(Consecutively numbered pages 22 through 40 of this Registration Statement)

                                  INDEX TO EXHIBITS

--------------------------------------------------------------------------------

  EXHIBIT NO.    SEC REFERENCE    TITLE OF DOCUMENT              LOCATION
           NUMBER
--------------------------------------------------------------------------------


       1                  3          Articles of Incorporation      Page 22

--------------------------------------------------------------------------------

       2                  3          Bylaws                         Page 26

--------------------------------------------------------------------------------




22
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